UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2006

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24097	59-3396369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue, Orlando, Florida 32801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of CNL Hotels & Resorts, Inc. (the “Company”) dated January 9, 2006 and filed with the Securities and Exchange Commission (“SEC”) on January 13, 2006 (the “Initial 8-K”) regarding the sale of all of its interests in CNL KSL Partners, LP, a partnership which owns the Hotel del Coronado in San Diego, California, and in CNL KSL North Beach Development, LP, which is developing a piece of property adjacent to the hotel (the “Del Disposition”). The properties were sold to KSL Recreation Holdings I, LLC and KSL Recreation Management Operations, LLC (collectively, the “Purchaser”), affiliates of KSL DC Operating LLC and Kohlberg Kravis Roberts & Co. The purpose of this amendment is to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. The information contained in this Form 8-K/A should be read in conjunction with the Initial 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma Financial Information.

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the effect of the Del Disposition on the Company’s historical financial position and operating results. The following unaudited pro forma condensed consolidated balance sheet of the Company at September 30, 2005 gives effect to the Del Disposition as if it had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005, give effect to the Del Disposition as if it had occurred on the first day of each period presented. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004, also includes the effect of the sale of 35 non-strategic hotel properties (“Other Dispositions”), completed during the second and third quarters of 2005, as if they had been completed on the first day of the period presented. The historical financial position and operating results as of September 30, 2005, as reported in the Company’s Form 10-Q, already reflects the effects of the Other Dispositions. The company has not presented pro forma financial information for the 13 days in fiscal 2003 that the Company awarded the Hotel del Coronado as these results were not material to the Company's results of operations for the fiscal year ended December 31, 2003.

The unaudited pro forma condensed consolidated balance sheet, statements of operations and notes thereto have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements, including the accompanying notes. Those financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the Company’s Quarterly Report on Form 10-Q for the three-month period ended September 30, 2005, which the Company filed with the SEC on November 14, 2005.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the Company would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results or consolidated financial position. Nevertheless, the pro forma adjustments reflected in the accompanying unaudited pro forma financial information reflect estimates and assumptions made by the Company’s management that it believes to be reasonable.

CNL Hotels & Resorts, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2005

(in thousands)

	Historical September 30, 2005	Pro Forma Adjustments		Pro Forma September 30, 2005
ASSETS
Hotel and resort properties, net	$4,349,732	$(326,937)	(a)	$4,008,685
		(14,110)	(c)
Cash and cash equivalents	126,822	(12,986)	(a)	279,836
		166,000	(b)
Restricted cash	185,131	(22,533)	(a)	162,598
Receivables, net	91,867	(4,530)	(a)	87,337
Goodwill	552,425	(23,400)	(a)	529,025
Intangibles, net	388,740	(49,578)	(a)	339,162
Prepaid expenses and other assets	71,232	(10,579)	(a)	60,653
Loan costs, net	34,956	(3,382)	(a)	31,574
Total assets	$5,800,905	$(302,035)		$5,498,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$3,065,334	$(400,000)	(a)	$2,665,334
Accounts payable and accrued expenses	192,779	(17,025)	(a)	175,754
Other liabilities	32,271	(8,882)	(a)	23,389
Distributions and losses in excess of investments in unconsolidated entities	6,013	—		6,013
Due to related parties	42,182	—		42,182
Membership deposits	226,961	—		226,961
Total liabilities	3,565,540	(425,907)		3,139,633
Commitments and contingencies

Minority interests	125,568	(4,011)	(a)	121,557

Total stockholders’ equity	2,109,797	(28,018)	(a)	2,237,680
		4,011	(a)
		24,007	(c)
		127,883	(c)
Total liabilities and stockholders’ equity	$5,800,905	$(302,035)		$5,498,870

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2004

(In thousands, except per share data)

	Historical December 31, 2004	Del Disposition (e) Pro Forma Adjustments		Other Dispositions (g) Pro Forma Adjustments		Pro Forma December 31, 2004
Revenues:
Room	$813,350	$(59,170)		$(118,199)		$635,981
Food and beverage	324,485	(45,151)		(8,820)		270,514
Other hotel and resort operating departments	166,630	(15,851)		(3,106)		147,673
Rental income from operating leases	30,832	—		(6,182)		24,650
Interest and other income	6,941	(36)		(794)		6,111
	1,342,238	(120,208)		(137,101)		1,084,929
Expenses:
Room	195,843	(11,264)		(30,082)		154,497
Food and beverage	230,125	(27,689)		(7,780)		194,656
Other hotel and resort operating departments	101,047	(8,790)		(1,713)		90,544
Property operations	257,627	(16,886)		(32,405)		208,336
Repairs and maintenance	58,594	(4,201)		(6,958)		47,435
Hotel and resort management fees	34,669	(3,603)		(4,601)		26,465
Sales and marketing	82,555	(5,152)		(8,591)		68,812
Credit enhancement funding	(23,005)	—		—		(23,005)
General operating and administrative	29,702	(165)		(180)		29,357
Asset management fees to related party	26,505	(1,609	)(f)	(3,219	)(h)	21,677
Depreciation and amortization	180,071	(11,900)		(21,825)		146,346
	1,173,733	(91,259)		(117,354)		965,120

Operating profit	168,505	(28,949)		(19,747)		119,809

Interest and loan cost amortization	(178,155)	(13,546)		(16,011)		(148,598)
Loss on disposal of assets	(1,338)	—		—		(1,338)
Gain on sale of common stock	9,268	—		—		9,268
Impairment of equity method investment	(1,275)	—		—		(1,275)
Gain on hedge termination	3,511	—		—		3,511
Transaction costs	(11,521)	—		—		(11,521)
Loss on extinguishment of debt	(17,877)	—		—		(17,877)

Loss before equity in losses of unconsolidated entities, minority interests and income tax expense	(28,882)	(15,403)		(3,736)		(48,021)
Equity in losses of unconsolidated entities	(18,469)	—		—		(18,469)
Minority interests	(8,403)	5,092		—		(3,311)

Loss before income tax expense	(55,754)	(10,311)		(3,736)		(69,801)
Income tax expense	(28,539)	40		(3,909)		(32,408)

Net loss from continuing operations	$(84,293)	$(10,271)		$(7,645)		$(102,209)
Loss per share of common stock (basic and diluted):	$(0.57)					$(0.69)

Weighted average number of shares of common stock outstanding:
Basic and diluted	148,059					148,059

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended September 30, 2005

(In thousands, except per share data)

	Historical September 30, 2005	Pro Forma Adjustments (f)		Pro Forma September 30, 2005
Revenues:
Room	$640,596	$(50,389)		$590,207
Food and beverage	287,817	(35,135)		252,682
Other hotel and resort operating departments	156,227	(12,749)		143,478
Rental income from operating leases	11,909	—		11,909
Interest and other income	4,523	(201)		4.322
	1,101,072	(98,474)		1,002,598
Expenses:
Room	146,773	(8,550)		138,223
Food and beverage	191,932	(20,377)		171,555
Other hotel and resort operating departments	93,163	(6,775)		86,388
Property operations	191,606	(12,980)		178,626
Repairs and maintenance	44,048	(3,158)		40,890
Hotel and resort management fees	32,554	(4,266)		28,288
Sales and marketing	63,080	(3,859)		59,221
Credit enhancement funding	(1,716)	—		(1,716)
General operating and administrative	24,850	(191)		24,659
Asset management fees to related party	21,364	(1,207	)(g)	20,157
Depreciation and amortization	143,284	(8,210)		135,074
	950,938	(69,573)		881,365

Operating profit	150,134	(28,901)		121,233

Interest and loan cost amortization	(157,895)	(15,739)		(142,156)
Transaction costs	(3,825)	—		(3,825)
Loss on extinguishment of debt	(6,359)	(4,206)		(2,153)
Loss on termination of hedges	(1,142)	—		(1,142)

Income before equity in losses of unconsolidated entities, minority interests and benefit from income taxes	(19,087)	(8,956)		(28,043)
Equity in losses of unconsolidated entities	(13,210)	—		(13,210)
Minority interests	(7,784)	—		(7,784)

(Loss) income before benefit from income taxes	(40,081)	(8,956)		(49,037)
Benefit from income taxes	2,369	12		2,381

Net (loss) income from continuing operations	$(37,712)	$(8,944)		$(46,656)

(Loss) earnings per share of common stock (basic and diluted):	$(0.25)			$(0.31)

Weighted average number of shares of common stock outstanding:
Basic and diluted	152,873			152,873

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL Hotels & Resorts, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

As of December 31, 2005 and for the Years Ended

December 31, 2005 and 2004

Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

(a)                                  These amounts reflect the elimination of assets, liabilities and minority interests of the partnership as if the Sale was consummated on September 30, 2005. Other adjustments, as noted below, reflect the receipt of the sale price of $166 million.

(b)                                 Cash and cash equivalents have been increased to reflect the cash proceeds received by the Company at closing.

(c)                                  Stockholders’ equity has been adjusted to reflect the net gain on the Del Disposition computed as follows:

Sale price	$166,000

Less:
Net book value of assets	(24,007)
Transaction costs	(14,110)

Gain on sale of partnership interest	127,883

(e)                                  Except as described in footnote (f), these amounts reflect the elimination of the results of operations for the Del Disposition from historical financial statement amounts. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005, gives effect to the sale as if the sale had occurred on the first day of each period presented. The statements do not include the impact of the gain on the sale of the Del Disposition.

(f)                                    These amounts represent the elimination of asset management fee expenses of $1.6 million and $1.2 million, for the period ended December 31, 2004 and the nine months ended September 30, 2005, respectively, taken as 0.6% annually of the net book value of the fixed assets of the partnership, during the year ended December 31, 2004. The asset management fees were historically paid by the Company to its advisor, CNL Hospitality Corp., and would not have been incurred as a result of the disposition of these assets.

(g)                                 Except as described in footnote (h), these amounts reflect the elimination of the results of operations for the Other Dispositions from historical financial statement amounts. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004, gives effect to the sale as if the sale had occurred on the first day of the period presented. The statement does not include the impact of the gain on the sale of the properties or costs related to the disposition.

(h)                                 This amount represents the elimination of asset management fee expenses of $3.2 million, taken as 0.6% annually of the net book value of the fixed assets for the Other Dispositions, during the year ended December 31, 2004, respectively. The asset management fees were historically paid by the Company to its advisor, CNL Hospitality Corp., and would not have been incurred as a result of the disposition of these assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: March 27, 2005	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer